UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2013
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Victor Technologies Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-13023	74-2482571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri		63017
(Address of Principal Executive Offices)		(Zip Code)
(636) 728-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2013, Cigweld Pty Ltd. (“Cigweld”), a wholly owned Australian subsidiary of Victor Technologies Group, Inc., entered into a Contract of Sale of Real Estate (the “Agreement”) with You Min Wu, an individual (the “Purchaser”), pursuant to which Cigweld agreed to sell its property located at 73 Gower Street in Melbourne, Australia (the “Property”) to the Purchaser. The Company previously announced that Cigweld is ceasing its manufacturing operations, which have been conducted on the Property.

The aggregate purchase price for the Property is AUD 11,000,000, or based on the June 5, 2013 exchange rate of 1.0321 Australian Dollars per US Dollar, approximately $10,657,222. The Agreement contains limited representations and warranties, and certain covenants, as well as closing deliveries and other closing conditions, that are customary for similar transactions in Australia.

The transaction is expected to close on or about December 11, 2013.

The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Item 9.01 Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Contract of Sale of Real Estate, dated as of June 6, 2013, by and between Cigweld Pty Ltd. and You Min Wu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2013

VICTOR TECHNOLOGIES GROUP, INC.

By:     /s/ Jeffrey S. Kulka
Name:    Jeffrey S. Kulka
Title:    Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Contract of Sale of Real Estate, dated as of June 6, 2013, by and between Cigweld Pty Ltd. and You Min Wu.